EXHIBIT 99.2

BAUSCH & LOMB INCORPORATED RISK FACTORS

Investment in our securities involves risk. You should carefully consider the risks described below and the other information contained in the company's filings with the Securities and Exchange Commission, including any prospectus relating to an offer of the company's securities before making a decision to invest in our securities. If any of the following risks actually occurs, our business, financial condition and results of operations could suffer, in which case the value of our securities could decline.

CERTAIN RISKS RELATED TO OUR BUSINESS AND INDUSTRY

The markets for our eyecare products are intensely competitive. The eyecare industry is characterized by continuous product development. Companies that introduce products that are first to market gain a significant competitive advantage. Further, the eyecare industry experiences constant innovation in products and techniques, frequent new product introductions and price competition. Our success and future growth depend, in part, on our ability to develop products which are more effective in treating conditions of the eye or that incorporate the latest technologies. In addition, we must be able to manufacture and effectively market those products and convince a sufficient number of consumers and eyecare practitioners to use the new products we introduce. Sales of our existing products may decline rapidly if a new product is introduced by one of our competitors or if we announce a new product that, in either case, represents a substantial improvement over our existing products. Similarly, if we fail to make sufficient investments in research and development programs or if we focus on technologies that do not lead to more effective products, our current and planned products may not be accepted in the marketplace or could be surpassed by more effective or advanced products.

We have numerous competitors in the United States and abroad, including, among others, Alcon, Inc.; Allergan, Inc. and its recent spinoff, Advanced Medical Optics Corporation; CIBA Vision Corporation (a subsidiary of Novartis); Cooper Companies, Inc.; Ocular Sciences, Inc.; Pharmacia Ophthalmics; Vistakon, Inc., a Johnson & Johnson subsidiary; Visx, Inc.; Staar Surgical Company and Moria S.A. These competitors may develop technologies and products that are more effective or less costly than any of our current or future products or that could render our products obsolete or noncompetitive. Some of these competitors have substantially more resources and a greater marketing scale than we do. In addition, the medical technology and device industry continues to experience consolidation, resulting in an increasing number of companies that are larger and more diversified than we are. Among other things, these companies can spread their research and development costs over much broader revenue bases than we can and can influence customer and distributor buying decisions. If we are unable to produce and develop products that compete effectively against our competitors' products, we could experience a material reduction in sales.

Resources devoted to research and development may not yield new products that achieve commercial success. We devote substantial resources to research and development. The research and development process is expensive, prolonged and entails considerable uncertainty. Because of the complexities and uncertainties associated with ophthalmic research and development, products we are currently developing may not complete the development process or obtain the regulatory approvals required for us to market such products successfully. For example, we are investing substantial sums in the research and development of new treatments for sight - threatening diseases affecting the back of the eye. These may take longer and cost more to develop and may be less successful than we currently anticipate. None of the products currently in our development pipeline may be commercially successful. For more information related to the development and introduction of treatments for the back of the eye, see "Additional Risk Factors Related to our Envision TD Drug Delivery Implant Product Development Program" below.

Market acceptance of our products requires, in many cases, that users of our products obtain adequate reimbursement from third-party payors. Managed care organizations and governments continue to place increased emphasis on the delivery of more cost-effective medical therapies. For example: major third-party payors for hospital services, including government insurance plans, Medicare, Medicaid and private health care insurers, have substantially revised their payment methodologies during the last few years, resulting in stricter standards for reimbursement of hospital and outpatient charges for some medical procedure, including cataract procedures and intraocular lenses. Managed care organizations restrict the pharmaceutical products that doctors in those organizations can prescribe through the use of formularies (the lists of drugs which physicians are permitted to prescribe to patients in a managed care organization); and a failure of our pharmaceutical products to be included on formularies could have an adverse effect on our revenues and profits. This cost-cutting emphasis could adversely affect sales and prices of our products. Physicians, hospitals and other health care providers may be reluctant to purchase our products if they do not receive substantial reimbursement for the cost of our pharmaceutical and surgical products and for procedures performed using our surgical medical device products from third-party payors. Reductions in the prices for our products in response to these trends could reduce our profits.

Healthcare initiatives and other cost-containment pressures could cause us to sell our products at lower prices, resulting in less revenue to us. Government and private sector initiatives to limit the growth of healthcare costs, including price regulation and competitive pricing, are continuing in many countries and regions where we do business, including the United States and Europe. For example, there is pending legislation in Germany to reduce prescription drug pricing. As a result of these changes, the marketplace has placed increased emphasis on the delivery of more cost-effective medical therapies. As a result of the trend towards managed healthcare in the United States, third party payors are increasingly limiting both coverage for, and the level of reimbursement of, new medical procedures and treatments. Various federal and state programs, including Medicare and Medicaid, provide reimbursement primarily at predetermined fixed rates. These programs are subject to statutory and regulatory changes, administrative rulings, interpretations of policy and governmental funding restrictions, all of which may have the effect of decreasing program payments, increasing costs or requiring us to modify the way in which we operate our business. In response to rising Medicare and Medicaid costs, several legislative proposals in the United States have been advanced and implemented that restrict payment increases to hospitals and other providers through reimbursement systems that are based on predetermined payment rates or other methodologies limiting payment increases. We are not able to predict whether these changes will take effect or whether other changes will be made in the rates prescribed by these governmental programs. For example, reimbursement rates for intraocular lenses by Medicare have declined in recent years. These governmental rate changes could have a material and adverse effect on us, including our prospects for future sales of our products.

In keeping with the increased emphasis on cost-effectiveness in health care delivery, the current trend among hospitals and other customers of medical device manufacturers is to consolidate into larger purchasing groups to enhance purchasing power. The medical device industry has also experienced some consolidation, partly in order to offer a broader range of products to large purchasers. As a result, transactions with customers are larger, more complex and tend to involve more long-term contracts than in the past. The enhanced purchasing power of these larger customers may also increase the pressure on product pricing, although we are unable to estimate the potential impact at this time.

Economic conditions and price competition may cause sales of our products used in elective surgical procedures to decline and reduce our profitability. Sales of products used in elective surgical procedures, such as laser refractive surgery, have been and may continue to be adversely impacted by economic conditions. Generally, the costs of elective surgical procedures are borne by individuals without reimbursement from their medical insurance providers or government programs. Accordingly, individuals may be less willing to incur the costs of these procedures in weak or uncertain economic conditions and there may be a decline in the number of these procedures. Sales of our laser refractive surgical equipment and disposable product used in laser refractive surgery have come under pressure and may remain under pressure if current economic conditions persist. A softening in demand for laser refractive surgery could also impact us by reducing our profits as customers with whom we have placed laser refractive surgical equipment are unable to make required payments to us.

If we fail to maintain our relationships with healthcare providers, including ophthalmologists, optometrists, opticians, hospitals, ambulatory surgical centers, corporate optometry chains and group purchasing organizations, customers may not buy our products and our revenue and profitability may decline. We market our products to numerous healthcare providers, including eye care professionals, hospitals, ambulatory surgical centers, corporate optometry chains and group purchasing organizations. We have developed and strive to maintain close relationships with members of each of these groups who assist in product research and development and advise us on how to satisfy the full range of surgeon and patient needs. We rely on these groups to recommend our products to their patients and to other members of their organizations. The failure of our existing products and any new products we may introduce to retain the support of these various groups could have a material adverse effect on our business, financial condition and results of operations.

The majority of our business is conducted outside the United States, subjecting us to additional business risks, including increased costs, market and currency fluctuations, business interruption and changing demands, all of which may result in fluctuations and declines in our sales and profits. Our products are sold in more than 100 countries. We have approximately 12,000 employees in more than 50 countries and more than half of our revenues in 2001 came from customers outside of the United States. The results of operations and the financial position of our local operations are generally reported in the relevant local currencies and then translated into U.S. dollars at the applicable exchange rates for inclusion in our consolidated financial statements, exposing us to currency translation risk. In 2001, our most significant currency exposures were to the euro and the Japanese yen. The exchange rates between these and other local currencies and the United States dollar may fluctuate substantially. In addition, we are exposed to transaction risk because some of our expenses are incurred in a different currency from the currency in which our revenues are received. Fluctuations in the value of the United States dollar against other currencies have had in the past, and may have in the future, an adverse effect on our operating margins and profitability. Economic, social and political conditions, laws, practices and local customs vary widely among the countries in which we sell our products. Our operations outside of the United States are subject to a number of risks and potential costs, including lower product margins, less stringent protection of intellectual property and economic, political and social uncertainty in countries in which we operate, especially in emerging markets. Our continued success as a global company depends, in part, on our ability to develop and implement policies and strategies that are effective in anticipating and managing these and other risks in the countries where we do business. These and other risks may have a material adverse effect on our operations in any particular country and on our business as a whole. For example, many emerging markets have currencies that fluctuate substantially, leading to changes in the equivalent U.S. dollar value of our prices, making our products less profitable. Inflation in emerging markets also may make our products less profitable and increase the credit risks to which we are exposed. In the past, in several markets, including Japan, Argentina, and Brazil, currency fluctuations, inflation and volatile economic conditions have impacted our profitability and we may experience further impacts in the future.

Our international operations are, and will continue to be, subject to a number of further risks and potential costs, including:

     - unexpected changes in foreign regulatory requirements;

     - differing local product preferences and product requirements;

     - political and economic instability;

     - changes in foreign medical reimbursement and coverage policies and programs;

     - diminished protection of intellectual property in some countries outside of the United States;

     - trade protection measures and import or export licensing requirements;

     - potential tax costs associated with repatriating cash from our non-U.S. subsidiaries;

     - difficulty in staffing and managing foreign operations;

     - differing labor regulations; and

     - potentially negative consequences from changes in tax laws.

Any of these factors may, individually or as a group, have a material adverse effect on our business and results of operations.

We depend on proprietary technologies, and may not be able to protect our intellectual property rights adequately. We currently hold more than 1,800 patents and have more than 1,100 pending patent applications. We rely on a combination of contractual provisions, confidentiality procedures and patent, trademark, copyright and trade secrecy laws to protect the proprietary aspects of our technology. These legal measures afford limited protection and may not prevent our competitors from gaining access to our intellectual property and proprietary information. Any of our patents may be challenged, invalidated, circumvented or rendered unenforceable. Furthermore, we cannot assure you that any pending patent application held by us will result in an issued patent, or that if patents are issued to us, such patents will provide meaningful protection against competitors or competitive technologies. Litigation may be necessary to enforce our intellectual property rights, to protect our trade secrets and to determine the validity and scope of our proprietary rights. Any litigation could result in substantial expense, may reduce our profits and may not adequately protect our intellectual property rights. In addition, we may be exposed to future litigation by third parties based on claims that our products infringe their intellectual property rights. Any litigation or claims against us, whether or not successful, could result in substantial costs and harm our reputation. In addition, intellectual property litigation or claims could force us to do one or more of the following:

     - cease selling or using any of our products that incorporate the challenged intellectual property, which would adversely affect our revenue;

     - obtain a license from the holder of the intellectual property right alleged to have been infringed, which license may not be available on reasonable terms, if at all;

     - and redesign or, in the case of trademark claims, rename our products to avoid infringing the intellectual property rights of third parties, which may not be possible and could be costly and time-consuming if it is possible to do so.

We are subject to extensive government regulation that increases our costs and could prevent us from selling our products. The research, development, testing, manufacturing and marketing of our products are subject to extensive governmental regulation. Government regulation includes inspection of and controls over testing and manufacturing, safety and environmental controls, efficacy, labeling, advertising and promotion, requirements for record keeping, including for various electronic records and electronic signature programs, and regulation of the sale and distribution of pharmaceutical products and samples. We are also subject to government regulation with respect to the prices we charge and the rebates we offer to customers. Government regulation substantially increases the cost of developing, manufacturing and selling our products.

In the United States, we must obtain approval from the Food and Drug Administration ("FDA") for each pharmaceutical product that we market and FDA approval or clearance for each medical device that we market. The FDA approval process is typically lengthy and expensive, and approval is never certain. Products distributed outside of the United States are also subject to government regulation, which may be equally or more demanding. Our new products could take a significantly longer time than we expect to gain regulatory approval and may never gain approval. If a regulatory authority delays approval of a potentially significant product, our market value and operating results may decline. Even if the FDA or another regulatory agency approves a product, the approval may limit the indicated uses for a product, may otherwise limit our ability to promote, sell and distribute a product or may require post-marketing studies. If we are unable to obtain regulatory approval of our products, we will not be able to market these products.

Currently, we are actively pursuing approval for a number of our products from regulatory authorities in a number of countries, including, among others, the United States, countries in the European Union and Japan. The clinical trials required to obtain regulatory approvals are complex and expensive and their outcomes are uncertain. We incur substantial expense for, and devote significant time to, clinical trials, yet cannot be certain that the trials will ever result in the commercial sale of a product. Positive results from preclinical studies and early clinical trials do not ensure positive results in later clinical trials that form the basis of an application for regulatory approval. We may suffer significant setbacks in clinical trials, even after earlier clinical trials show promising results. Any of our products may produce undesirable side effects that could cause us or regulatory authorities to interrupt, delay or halt clinical trials of a pharmaceutical or medical device candidate. We, the FDA or another regulatory authority may suspend or terminate clinical trials at any time if we or they believe the trial participants face unacceptable health risks. Noncompliance with applicable United States regulatory requirements can result in fines, injunctions, penalties, mandatory recalls or seizures, suspensions of production, denial or withdrawal of pre-marketing approvals, recommendations by the FDA against governmental contracts and criminal prosecution. Regulatory authorities outside of the United States may impose similar sanctions for noncompliance with applicable regulatory requirements.

We may implement a product recall or voluntary market withdrawal, or could be required by a governmental authority to do so, and could be exposed to significant product liability claims; we may have to pay significant amounts to those harmed and may suffer from adverse publicity as a result. The manufacturing and marketing of pharmaceuticals, medical devices and surgical equipment and instruments involve an inherent risk that our products may prove to be defective and cause a health risk. In that event, we may voluntarily implement a recall or market withdrawal or may be required to do so by a regulatory authority. We have recalled products in the past and, based on this experience, believe that the occurrence of a recall could result in significant costs to us, potential disruptions in the supply of our products to our customers and adverse publicity, all of which could harm our ability to market our products. A recall of one of our products or a product manufactured by another manufacturer could impair sales of other similar products we market as a result of confusion concerning the scope of the recall. Although we are not currently subject to any material product liability proceedings, we may incur material liabilities relating to product liability claims in the future, including product liability claims arising out of procedures performed using our surgical equipment. We currently rely on a combination of self-insurance and third- party insurance to cover potential product liability exposure. The combination of our insurance coverage, cash flows and reserves may not be adequate to satisfy product liabilities we may incur in the future. Even meritless claims could subject us to adverse publicity, hinder us from securing insurance coverage in the future and require us to incur significant legal fees. Successful product liability claims could have a material adverse effect on our financial condition.

Our activities involve hazardous materials and emissions and may subject us to environmental liability. Our manufacturing, research and development practices involve the controlled use of hazardous materials. We are subject to federal, state and local laws and regulations in the various jurisdictions in which we have operations governing the use, manufacturing, storage, handling and disposal of these materials and certain waste products. Although we believe that our safety and environmental procedures for handling and disposing of these materials comply with legally prescribed standards, we cannot completely eliminate the risk of accidental contamination or injury from these materials. We may also be liable for actions of previous owners on properties we acquire. Remedial environmental actions could require us to incur substantial unexpected costs which would materially and adversely affect our results of operations. If we were involved in a major environmental accident or found to be in substantial non-compliance with applicable environmental laws, we could be held liable for damages or penalized with fines.

If we experience an interruption of our manufacturing operations, our business, financial condition and operating results would be materially harmed. Any prolonged disruption in the operation of our manufacturing facilities or those of our third party manufacturers, whether due to technical, labor or other difficulties, destruction of or damage to any facility or other reasons, could materially harm our business, financial condition and operating results.

If we fail to attract, hire and retain qualified personnel, we may not be able to design, develop, market or sell our products or successfully manage our business. Our ability to attract new customers, retain existing customers and pursue our strategic objectives depends on the continued services of our current management, sales, product development and technical personnel and our ability to identify, attract, train and retain similar personnel. Competition for top management personnel is intense and we may not be able to recruit and retain the personnel we need. The loss of any one of our management personnel, or our inability to identify, attract, retain and integrate additional qualified management personnel, could make it difficult for us to manage our business successfully and pursue our strategic objectives.

Similarly, competition for skilled sales, product development and technical personnel is intense and we may not be able to recruit and retain the personnel we need. The loss of the services of any key sales, product development and technical personnel, or our inability to hire new personnel with the requisite skills, could restrict our ability to develop new products or enhance existing products in a timely manner, sell products to our customers or manage our business effectively.

We may not be able to hire or retain qualified personnel if we are unable to offer competitive salaries and benefits, or if our stock does not perform well.

ADDITIONAL RISK FACTORS RELATED TO OUR ENVISION TD DRUG DELIVERY IMPLANT PRODUCT DEVELOPMENT PROGRAM

The company is making a substantial investment in its Envision TD drug delivery implant product development program. Under this program, the company is funding laboratory and clinical research conducted by the company and our development partner, Control Delivery Systems, Inc., with the goal of commercializing drug delivery products designed to treat diseases of the back of the eye which are among the leading causes of blindness. These diseases include diabetic macular edema, posterior uveitis and wet age-related macular degeneration. In addition to the risks identified above, the following specific risk factors should be considered in connection with the Envision TD drug delivery implant product development program.

If the clinical trials necessary to obtain regulatory approval of our proposed drug-delivery products are not successful, we will be unable to sell them. Before we can obtain approval from the FDA and foreign regulatory authorities to manufacture and sell our proposed drug delivery products, pre-clinical studies and clinical trials must demonstrate that each of these products is safe for human use and effective for its targeted disease. Our product candidates for diabetic macular edema, posterior uveitis and wet age-related macular degeneration are in Phase II and III clinical trials that we estimate will take from one to three years or more to complete, even under accelerated FDA review procedures.

Our clinical trials for the drug-delivery products may fail or be delayed by many factors, including the following:

     - inability to attract clinical investigators for trials,

     - inability to recruit patients at the expected rate,

     - failure of the trials to demonstrate a product's safety or efficacy,

     - unavailability of FDA accelerated approval processes,

     - inability to follow patients adequately after treatment,

     - changes in the design of a product,

     - inability to manufacture sufficient quantities of materials to use for clinical trials, and

     - unforeseen governmental or regulatory delays.

Results from pre-clinical testing and early clinical trials often do not accurately predict results of later clinical trials. Data obtained from pre-clinical and clinical activities are susceptible to varying interpretations which may delay, limit or prevent regulatory approval. We or independent investigators have tested our product candidates in clinical trials on only a limited number of patients, and any conclusions drawn from these trials are preliminary and subject to revision. Further trials may not be undertaken or may ultimately fail to establish the safety and efficacy of these products, and the FDA may not approve our products for manufacture and sale.

Our proposed products may cause unacceptable side effects, which could delay, limit or prevent their regulatory approval, or cause their regulatory approval to be rescinded. Corticosteroids such as the one being utilized in our proposed Envision TD products have expected localized side effects, including cataracts and elevated intraocular pressure. Some patients in early clinical trials of our Envision TD products experienced these side effects, as well as optic nerve swelling. Some of these side effects were controlled with eyedrops or glaucoma surgery, while in other cases the implant had to be removed. The incidence of these side effects was generally lower in the eyes treated with lower dosages, and we intend to use these lower dosages in our subsequent clinical trials. However, these side effects may occur in patients receiving the lower dosages, and the lower dosages may not prove to be safe and effective.

In a Phase I/II clinical study of our product for wet age-related macular degeneration, some patients experienced additional side effects such as retinal detachment, intra-retinal bleeding, retinal edema and visual abnormalities. While we believe that these additional side effects were related to the extremely poor condition of the eyes treated in the study, most of which had forms of macular eye disease other than age-related macular degeneration and a history of prior surgical interventions, these side effects may occur in future clinical trials, and our product for wet age-related macular degeneration may not prove to be safe and effective.

Because our currently proposed products for the treatment of eye diseases employ the same technology and deliver the same drug, the failure of one of our products to demonstrate safety and efficacy in clinical trials may delay or prevent development or approval of our other products and hinder our ability to conduct related pre-clinical testing and clinical trials.

Fast track designation and orphan drug designation may not actually lead to faster development, regulatory review or approval. The FDA has granted its fast track designation to our products for the treatment of diabetic macular edema and posterior uveitis and orphan drug designation to our product for the treatment of posterior uveitis. Although these designations make these products eligible for expedited approval procedures, neither of these designations ensures faster development, review or approval compared to the conventional FDA procedures. The FDA may withdraw the fast track designations if it determines that the designations are no longer supported by emerging data from clinical trials or withdraw the orphan drug or fast track designation if the FDA determines that the criteria for that designation are no longer satisfied.

We intend to rely upon the FDA's accelerated approval procedures under the fast track program to seek approval for our diabetic macular edema product in 2003. If FDA does not approve our product utilizing accelerated approval procedures, its consideration of this product for approval would be delayed until 2006 or later following completion of additional clinical trials. Even if the FDA approves our diabetic macular edema product under the accelerated approval procedures, the FDA may withdraw its approval if we fail to conduct longer-term, post-approval studies or if longer term, post-approval studies fail to verify that the product is safe and provides a clinically meaningful benefit to patients.

We intend to seek approval for our uveitis product in 2003 using an expedited process, which the FDA may, in its discretion, extend to products with fast track or orphan drug designation. If the FDA does not exercise its discretion to permit our current development strategy, we may not be able to obtain approval based on data from our current clinical trial and may need to perform additional or different trials, which would delay FDA consideration of this product for approval. Because our interim clinical trial data will not provide three years of efficacy data, we expect the labeling for our diabetic macular edema and uveitis products will be for less than three years. We expect to request supplemental approvals for these products if supported by subsequent data.

Failure to demonstrate the consistent safety and efficacy of varying proportions of the different forms of the drug used in our proposed products for the treatment of eye disease could cause a significant increase in expense and delay in the commercialization of our proposed products. We use a compound, fluocinolone acetonide, as the active ingredient in our products for the treatment of diabetic macular edema, posterior uveitis and wet age-related macular degeneration. This compound exists primarily in two different forms. The implants used in clinical trials to date have employed a drug containing a combination of these two forms. However, we cannot be certain that future supplies of fluocinolone acetonide will contain these two forms in approximately the same proportions. We are presently investigating whether variations in the proportions of the two forms of our active ingredient would affect the stability, performance or manufacturing process for our products. If we are unable to demonstrate that different combinations of the two forms of our active ingredient are equivalent in these respects, we will either have to use only floucinolone acetonide containing the same combination of the two forms used in clinical trials or repeat some or all of the pre-clinical and clinical trials. Repeating preclinical or clinical testing of our proposed products could cause a significant increase in expense and delay in the commercialization of our proposed products.

If sufficient quantities of the drug used in our Envision TD products are not available, we may be unable to manufacture our products for testing or commercial sales. Sufficient quantities of the drug used in our Envision TD products for the treatment of diabetic macular edema, posterior uveitis and wet age-related macular degeneration may not be available to support the continued research, development or manufacture of these products for commercial sale. The drug is currently available from a single outside source, and the supply of this drug could be terminated at any time. If we experience a delay in obtaining or are unable to obtain this drug on terms we find commercially acceptable, or at all, from our current source, we may be required to attempt to obtain it from another source. Failure to identify and make commercially acceptable arrangements with such an alternate source could delay or stop development of our products currently in clinical trials.

We expect intense competition from alternative treatments for our targeted diseases that may reduce or eliminate the demand for our products. We expect that our proposed products, if approved, will compete with existing therapies for our targeted diseases as well as new drugs, therapies, drug delivery systems or technological approaches that may be developed to treat these diseases or their underlying causes. We believe that academic institutions, government agencies, research institutions and biotechnology and pharmaceutical companies, including other drug delivery companies, are working to develop other drugs, therapies, drug delivery products, technological approaches and methods of preventing or treating diseases on which we focus. Any of these drugs, therapies, products, approaches or methods may receive government approval or gain market acceptance more rapidly than our proposed products, may offer therapeutic or cost advantages or may cure our targeted diseases or their underlying causes completely. This would reduce demand for our proposed products and could render them noncompetitive or obsolete. For example, sales of our Vitrasert product for the treatment of CMV retinitis, a disease which affects people with late-stage AIDS, have declined significantly because of new treatments that delay the onset of late-stage AIDS.

For many of our targeted diseases, competitors have alternative therapies that are already commercialized or are in various stages of development ranging from discovery to advanced clinical trials. For example, Eli Lilly and Company is in advanced trials for its protein kinase C beta inhibitor for the treatment of diabetic macular edema. Novartis AG and QLT Inc. are currently marketing their Visudyne photodynamic therapy for the treatment of wet age-related macular degeneration.

Octreotide, a Novartis product approved for cancer chemotherapy, is currently in Phase III clinical trials for the treatment of diabetic retinopathy. Novartis also markets a cyclosporine product for the treatment of uveitis. Oculex Pharmaceuticals, Inc. and Allergan, Inc. have entered into a collaboration agreement to develop products to treat diseases occurring in the retina and the back of the eye based on Oculex's drug delivery technologies. In addition, Allergan, EntreMed, Inc. and Oculex are collaborating on a program to develop a biodegradable implant for the treatment of age-related macular degeneration that is at the pre-clinical development stage. Eyetech Pharmaceuticals, Inc. has an intraocular injectable product in Phase II clinical trials to treat both wet age-related macular degeneration and diabetic eye disease. Alcon, Inc. is developing an ocular injection for the treatment of wet age-related macular degeneration and has recently reported promising data from its Phase II clinical trials of this product.